Exhibit 99.1

National Vision Holdings, Inc. Reports First Quarter 2022 Financial Results
Updates Fiscal 2022 Outlook

•Net revenue decreased 1.2% to $527.7 million
•Comparable store sales growth of (4.9)%; Adjusted Comparable Store Sales Growth of (6.8)%
•Net income decreased 30.6% to $30.1 million; Diluted EPS decreased 28.2% to $0.34
•Adjusted Operating Income decreased 33.0% to $45.3 million
•Adjusted Diluted EPS decreased 31.5% to $0.33
•Accelerates remote medicine rollout

Duluth, Ga. -- May 10, 2022 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) today reported its financial results for the first quarter ended April 2, 2022.
“Within the pandemic era that has brought swings of both opportunity and challenge, the first quarter was a more challenging quarter,” stated chief executive officer Reade Fahs. “With headwinds from the Omicron variant, weaker consumer confidence, and emerging constraints to exam capacity, our comps declined as we lapped a record performance last year. During the quarter, we continued to execute our growth strategy and opened 17 stores, including two Eyeglass World stores as we ramp up expansion of this brand.”
Mr. Fahs continued, “Looking ahead, we expect the macro headwinds to our lower-income consumer as well as the constraints to exam capacity to impact our near-term performance and are updating our Fiscal 2022 outlook. We are actively working to increase exam capacity with enhanced optometrist recruiting and retention programs as well as an accelerated rollout of our remote medicine initiative. Also, as we contend with an inflationary operating environment, we implemented this week the first pricing change to our America’s Best signature offer in over 15 years. Yet we are proud to continue to deliver industry-leading value to consumers. We expect these actions, combined with easier compares, to lead to improving performance later this year. Despite the short-term challenges, we are confident in the broad appeal and health of our business model and remain well-positioned to deliver sustainable growth as we move beyond this period.”
Adjusted Comparable Store Sales Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted Operating Margin, Adjusted EBITDA Margin, and EBITDA are not measures recognized under generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP to GAAP Financial Measures” below for more information.

First Quarter 2022 Summary
•Net revenue decreased 1.2% to $527.7 million compared to the first quarter of 2021.
•Net revenue was positively impacted by 0.2% due to the timing of unearned revenue.
•Comparable store sales growth was (4.9)% and Adjusted Comparable Store Sales Growth was (6.8)%.
•The Company opened 17 new stores, closed three stores, and ended the quarter with 1,292 stores. Overall, store count grew 5.0% from April 3, 2021 to April 2, 2022.
•Costs applicable to revenue increased 5.1% to $236.0 million compared to the first quarter of 2021. As a percentage of net revenue, costs applicable to revenue increased 260 basis points to 44.7% compared to the first quarter of 2021. This increase as a percentage of net revenue was primarily driven by the deleverage of optometrist-related costs, lower eyeglass margin and decreased eyeglass mix.
•SG&A increased 2.2% to $228.6 million compared to the first quarter of 2021. As a percentage of net revenue, SG&A increased 140 basis points to 43.3% compared to the first quarter of 2021. This increase as a percentage of net revenue was primarily driven by the deleverage of advertising, store payroll and occupancy expenses, partially offset by lower performance-based incentive compensation.
•Net income decreased 30.6% to $30.1 million compared to the first quarter of 2021.

•Diluted earnings per share decreased 28.2% to $0.34 compared to the first quarter of 2021. Adjusted Diluted EPS decreased 31.5% to $0.33 compared to the first quarter of 2021. The net change in margin on unearned revenue benefited Adjusted Diluted EPS by $0.01.
•Adjusted Operating Income decreased 33.0% to $45.3 million compared to the first quarter of 2021. Adjusted Operating Margin decreased 410 basis points to 8.6% compared to the first quarter of 2021. The net change in margin on unearned revenue benefited Adjusted Operating Income by $0.9 million.
Balance Sheet and Cash Flow Highlights as of April 2, 2022
•The Company’s cash balance was $314.6 million as of April 2, 2022. The Company had no borrowings under its $300 million first lien revolving credit facility, exclusive of letters of credit of $6.4 million.
•Total debt was $569.4 million as of April 2, 2022, consisting of outstanding first lien term loans, convertible senior notes (“2025 Notes”) and finance lease obligations, net of unamortized discounts.
•Cash flows from operating activities for the first quarter of 2022 were $47.1 million compared to $97.7 million for the first quarter of 2021.
•Capital expenditures for the first quarter of 2022 totaled $28.1 million compared to $16.4 million for the first quarter of 2021.

Share Repurchase Program
•Year-to-date through May 6, 2022, the Company repurchased 0.5 million shares of its common stock for $19 million under the share repurchase program. Following these repurchases, the Company had $111 million remaining under the current share repurchase authorization. Since the inception of the repurchase program in November 2021 the Company has repurchased 1.9 million shares for a total cost of $89 million.

Recent Developments
•Effective May 9, 2022, the Company’s America's Best signature offer was changed to two pairs of eyeglasses for $79.95, including a free eye exam.

Fiscal 2022 Outlook
The Company’s updated fiscal 2022 outlook reflects the currently expected impacts related to macro-economic factors, including the ongoing COVID-19 pandemic, inflation, geopolitical instability, and risks of recession, as well as constraints on exam capacity; however, the ultimate impact of these factors on the Company’s financial outlook remains uncertain and the outlook shown below assumes no material deterioration to the Company’s current business operations as a result of such factors.
The Company is providing the following updated outlook for the 52 weeks ending December 31, 2022:

	Updated Fiscal 2022 Outlook	Prior Fiscal 2022 Outlook
New Stores	At least 80	At least 80
Adjusted Comparable Store Sales Growth	(7%) - (4%)	(1%) - 1.5%
Net Revenue	$2.01 - $2.07 billion	$2.12 - $2.17 billion
Adjusted Operating Income	$85 - $105 million	$140 - $150 million
Adjusted Diluted EPS[1]	$0.65 - $0.80	$1.03 - $1.10
Depreciation and Amortization[2]	~$103 million	~$103 million
Interest[3]	~$18 million	~$18 million
Tax Rate[4]	~26%	~26%
Capital Expenditures	$110 - $115 million	$110 - $115 million

1 - Assumes 82.0 million shares, and does not include 12.9 million shares attributable to the 2025 Notes as they are anticipated to be anti-dilutive to earnings per share for fiscal year 2022
2 - Includes amortization of acquisition intangibles of approximately $7.5 million, which is excluded in the definition of Adjusted Operating Income
3 - Before the impact of gains or losses related to hedge ineffectiveness and charges related to amortization of debt discounts and deferred financing costs
4 - Excluding the impact of stock option exercises

The fiscal 2022 outlook information provided above includes Adjusted Operating Income and Adjusted Diluted EPS guidance, which are non-GAAP financial measures management uses in measuring performance. The Company is not able to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including taxes and non-recurring items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.
The fiscal 2022 outlook is forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. As such, the Company’s results may not fall within the ranges contained in its fiscal 2022 outlook. The Company uses these forward looking measures internally to assess and benchmark its results and strategic plans.

Conference Call Details
A conference call to discuss the first quarter 2022 financial results is scheduled for today, May 10, 2022, at 8:30 a.m. Eastern Time. The U.S. toll free dial-in for the conference call is 866-374-5140 and the international dial-in is 404-400-0571. The conference passcode is 14749502. A live audio webcast of the conference call will be available on the “Investors” section of the Company’s website www.nationalvision.com/investors, where presentation materials will be posted prior to the conference call.
A replay of the audio webcast will also be archived on the “Investors” section of the Company’s website.
About National Vision Holdings, Inc.
National Vision Holdings, Inc. is the second largest optical retail company in the United States (by sales) with more than 1,200 retail stores in 44 states and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the Company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, and Vista Opticals inside select Fred Meyer stores and on select military bases, and several e-commerce websites, offering a variety of products and services for customers’ eye care needs.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements contained under “Fiscal 2022 Outlook” as well as other statements related to our current beliefs and expectations regarding the performance of our industry, the Company’s strategic direction, market position, prospects and future results. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, the COVID-19 pandemic and its resurgence and variants, and the impact of evolving federal, state, and local governmental actions in response thereto, including risks stemming from vaccination and testing programs and mandates; customer behavior in response to the continuing pandemic and its more recent outbreaks of variants, including the impact of such behavior on in-store traffic and sales; overall decline in the health of the economy and other factors impacting consumer spending, including inflation, and geopolitical instability; our ability to open and operate new stores in a timely and cost-effective manner, or keep stores safely open in light of the continuing COVID-19 pandemic, and to successfully enter new markets; our ability to recruit and retain vision care professionals for our stores in general and in light of the pandemic; our ability to develop, maintain and extend relationships with managed vision care companies, vision insurance providers and other third-party payors; our ability to maintain the performance of our Host and Legacy brands and our current operating relationships with our Host and Legacy partners; our ability to adhere to extensive state, local and federal vision care and healthcare laws and regulations; our compliance with managed vision care laws and regulations; our ability to maintain sufficient levels of cash flow from our operations to execute or sustain our growth strategy or obtain additional financing at satisfactory terms or at all; the loss of, or disruption in the operations of, one or more of our distribution centers and/or optical laboratories, resulting in the inability to fulfill customer orders and deliver our products in a timely manner; risks associated with vendors from whom our products are sourced, including our dependence on a limited number of suppliers; our ability to compete successfully; our ability to effectively operate our information technology systems and prevent interruption or security breach; the impact of wage rate increases, inflation, cost increases and increases in raw material prices and energy prices; our growth strategy straining our existing resources and causing the performance of our existing stores to suffer; our ability to successfully and efficiently implement our marketing, advertising and promotional efforts; risks associated with leasing substantial amounts of space, including future increases in occupancy costs; the impact of certain technological advances, and the greater availability of, or increased consumer preferences for, vision correction alternatives to prescription eyeglasses or contact lenses, and future drug development for the correction of vision-related problems; our ability to retain our existing senior management team and attract qualified new personnel; our ability to manage our inventory; seasonal fluctuations in our operating results and inventory levels; our reliance on third-party coverage and reimbursement, including government programs, for an increasing portion of our revenues; risks associated with our e-commerce and omni-channel business; product liability, product recall or personal injury issues; our failure to comply with, or changes in, laws, regulations, enforcement activities and other requirements; the impact of any adverse litigation judgments or settlements resulting from legal proceedings relating to our business operations; risk of losses arising from our investments in technological innovators in the optical retail industry; our ability to adequately protect our intellectual property; risks associated with environmental, social and governance issues, including climate change; our significant amount of indebtedness and our ability to generate sufficient cash flow to satisfy our debt obligations; a change in interest rates as well as changes in benchmark rates and uncertainty related to the foregoing; restrictions in our credit agreement that limits our flexibility in operating our business; potential dilution to existing stockholders upon the conversion of our convertible notes; and risks related to owning our common stock, including our ability to comply with requirements to design and implement and maintain effective internal controls. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K, our Quarterly Report on Form 10-Q filed on May 10, 2022, and subsequently filed reports, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “EBITDA,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Diluted EPS,” “Adjusted Comparable Stores Sales Growth,” “Adjusted SG&A,” and “Adjusted SG&A Percent of Net Revenue.” We believe EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted SG&A and Adjusted SG&A Percent of Net Revenue assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.
To supplement the Company’s comparable store sales growth presented in accordance with GAAP, the Company provides “Adjusted Comparable Store Sales Growth,” which is a non-GAAP financial measure we believe is useful because it provides timely and accurate information relating to the two core metrics of retail sales: number of transactions and value of transactions. Management uses Adjusted Comparable Store Sales Growth as the basis for key operating decisions, such as allocation of advertising to particular markets and implementation of special marketing programs. Accordingly, we believe that Adjusted Comparable Store Sales Growth provides timely and accurate information relating to the operational health and overall performance of each brand. We also believe that, for the same reasons, investors find our calculation of Adjusted Comparable Store Sales Growth to be meaningful.
EBITDA: We define EBITDA as net income, plus interest expense (income), net, income tax provision (benefit) and depreciation and amortization.

Adjusted Operating Income: We define Adjusted Operating Income as net income, plus interest expense (income), net and income tax provision (benefit), further adjusted to exclude stock compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, and certain other expenses.
Adjusted Operating Margin: We define Adjusted Operating Margin as Adjusted Operating Income as a percentage of net revenue.
Adjusted EBITDA: We define Adjusted EBITDA as net income, plus interest expense (income), net, income tax provision (benefit) and depreciation and amortization, further adjusted to exclude stock compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, and certain other expenses.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of net revenue.
Adjusted Diluted EPS: We define Adjusted Diluted EPS as diluted earnings per share, adjusted for the per share impact of stock compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, amortization of debt discounts and deferred financing costs of the term loan borrowings, amortization of the conversion feature and deferred financing costs related to the 2025 Notes when not required under U.S. GAAP to be added back for diluted earnings per share, losses (gains) on change in fair value of derivatives, certain other expenses, and tax benefit of stock option exercises, less the tax effect of these adjustments. We adjust for amortization of costs related to the 2025 Notes only when adjustment for these costs is not required in the calculation of diluted earnings per share according to U.S. GAAP.
Adjusted SG&A: We define Adjusted SG&A as SG&A, adjusted to exclude stock compensation expense, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expense, and certain other expenses.
Adjusted SG&A Percent of Net Revenue: We define Adjusted SG&A Percent of Net Revenue as Adjusted SG&A as a percentage of net revenue.
Adjusted Comparable Store Sales Growth: We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e. when the order is placed and paid for or submitted to a managed care payor, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation during the 13th full fiscal month following the store’s opening; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are excluded when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation. There may be variations in the way in which some of our competitors and other retailers calculate comparable store sales. As a result, our adjusted comparable store sales may not be comparable to similar data made available by other retailers.
EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted SG&A, Adjusted SG&A Percent of Net Revenue and Adjusted Comparable Store Sales Growth are not recognized terms under U.S. GAAP and should not be considered as an alternative to net income or the ratio of net income to net revenue as a measure of financial performance, SG&A, the ratio of SG&A to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with U.S. GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
Please see “Reconciliation of Non-GAAP to GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
As of April 2, 2022 and January 1, 2022
In Thousands, Except Par Value
(Unaudited)

	As of April 2, 2022	As of January 1, 2022
ASSETS
Current assets:
Cash and cash equivalents	$314,642	$305,800
Accounts receivable, net	62,245	55,697
Inventories	127,401	123,669
Prepaid expenses and other current assets	28,306	29,410
Total current assets	532,594	514,576

Non-current assets:
Property and equipment, net	350,412	346,436
Goodwill	777,613	777,613
Trademarks and trade names	240,547	240,547
Other intangible assets, net	40,147	42,020
Right of use assets	361,908	354,900
Other assets	22,266	16,999
Total non-current assets	1,792,893	1,778,515
Total assets	$2,325,487	$2,293,091
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,414	$64,331
Other payables and accrued expenses	91,865	119,323
Unearned revenue	43,632	29,895
Deferred revenue	65,225	65,325
Current maturities of long-term debt and finance lease obligations	4,704	3,999
Current operating lease obligations	70,567	60,930
Total current liabilities	345,407	343,803

Non-current liabilities:
Long-term debt and finance lease obligations, less current portion and debt discount	564,655	566,081
Non-current operating lease obligations	340,902	342,241
Deferred revenue	23,343	23,166
Other liabilities	9,133	8,974
Deferred income taxes, net	91,321	82,846
Total non-current liabilities	1,029,354	1,023,308
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 84,129 and 83,840 shares issued as of April 2, 2022 and January 1, 2022, respectively; 81,422 and 81,405 shares outstanding as of April 2, 2022 and January 1, 2022, respectively	841	838
Additional paid-in capital	755,535	750,478
Accumulated other comprehensive loss	(1,752)	(1,940)
Retained earnings	308,542	278,395
Treasury stock, at cost; 2,707 and 2,435 shares as of April 2, 2022 and January 1, 2022, respectively	(112,440)	(101,791)
Total stockholders’ equity	950,726	925,980
Total liabilities and stockholders’ equity	$2,325,487	$2,293,091

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
For the Three Months Ended April 2, 2022 and April 3, 2021
In Thousands, Except Earnings Per Share
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Revenue:
Net product sales	$433,253	$443,067
Net sales of services and plans	94,458	91,113
Total net revenue	527,711	534,180
Costs applicable to revenue (exclusive of depreciation and amortization):
Products	164,219	159,691
Services and plans	71,818	64,999
Total costs applicable to revenue	236,037	224,690
Operating expenses:
Selling, general and administrative expenses	228,554	223,593
Depreciation and amortization	25,151	23,555
Asset impairment	406	959
Other expense (income), net	231	(65)
Total operating expenses	254,342	248,042
Income from operations	37,332	61,448
Interest expense (income), net	(4,144)	6,330
Earnings before income taxes	41,476	55,118
Income tax provision	11,329	11,686
Net income	$30,147	$43,432

Earnings per share:
Basic	$0.37	$0.53
Diluted	$0.34	$0.48
Weighted average shares outstanding:
Basic	81,428	81,333
Diluted	94,904	96,025

Comprehensive income:
Net income	$30,147	$43,432
Unrealized gain on hedge instruments	252	1,650
Tax provision of unrealized gain on hedge instruments	64	2,546
Comprehensive income	$30,335	$42,536

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended April 2, 2022 and April 3, 2021
In Thousands
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities:
Net income	$30,147	$43,432
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,151	23,555
Amortization of debt discount and deferred financing costs	770	762
Asset impairment	406	959
Deferred income tax expense	8,410	11,686
Stock based compensation expense	3,734	2,988
Losses (gains) on change in fair value of derivatives	(9,727)	(2,252)
Inventory adjustments	838	177
Other	1,227	594
Changes in operating assets and liabilities:
Accounts receivable	(6,620)	(2,698)
Inventories	(4,570)	(8,428)
Operating lease right of use assets and lease liabilities	365	(484)
Other assets	1,875	(235)
Accounts payable	5,083	14,946
Deferred and unearned revenue	13,814	22,973
Other liabilities	(23,786)	(10,323)
Net cash provided by operating activities	47,117	97,652
Cash flows from investing activities:
Purchase of property and equipment	(28,097)	(16,382)
Other	20	8
Net cash used for investing activities	(28,077)	(16,374)
Cash flows from financing activities:
Repayments on long-term debt	(3)	—
Proceeds from issuance of common stock	1,820	1,868
Purchase of treasury stock	(10,649)	(1,421)
Payments on finance lease obligations	(1,109)	(1,536)
Net cash used for financing activities	(9,941)	(1,089)
Net change in cash, cash equivalents and restricted cash	9,099	80,189
Cash, cash equivalents and restricted cash, beginning of year	306,876	375,159
Cash, cash equivalents and restricted cash, end of period	$315,975	$455,348

Supplemental cash flow disclosure information:
Cash paid for interest	$2,322	$5,706
Cash paid (received) for taxes	$(127)	$365
Capital expenditures accrued at the end of the period	$10,129	$9,247

National Vision Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Financial Measures
For the Three Months Ended April 2, 2022 and April 3, 2021 and March 30, 2019
In Thousands, Except Per Share Information
(Unaudited)

Reconciliation of Adjusted Operating Income to Net Income
	Three Months Ended
In thousands	April 2, 2022	April 3, 2021
Net income	$30,147	$43,432
Interest expense (income)	(4,144)	6,330
Income tax provision	11,329	11,686
Stock compensation expense (a)	3,734	2,988
Asset impairment (b)	406	959
Amortization of acquisition intangibles (c)	1,872	1,873
Other (f)	1,960	400
Adjusted Operating Income	$45,304	$67,668

Net income margin	5.7%	8.1%
Adjusted Operating Margin	8.6%	12.7%
Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding

Reconciliation of EBITDA and Adjusted EBITDA to Net Income
	Three Months Ended
In thousands	April 2, 2022	April 3, 2021
Net income	$30,147	$43,432
Interest expense (income)	(4,144)	6,330
Income tax provision	11,329	11,686
Depreciation and amortization	25,151	23,555
EBITDA	62,483	85,003

Stock compensation expense (a)	3,734	2,988
Asset impairment (b)	406	959
Other (f)	1,960	400
Adjusted EBITDA	$68,583	$89,350

Net income margin	5.7%	8.1%
Adjusted EBITDA Margin	13.0%	16.7%
Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding

Reconciliation of Adjusted Diluted EPS to Diluted EPS
	Three Months Ended
In thousands, except per share amounts	April 2, 2022	April 3, 2021
Diluted EPS	$0.34	$0.48
Stock compensation expense (a)	0.04	0.03
Asset impairment (b)	0.00	0.01
Amortization of acquisition intangibles (c)	0.02	0.02
Amortization of debt discount and deferred financing costs (d)	0.00	0.00
Losses (gains) on change in fair value of derivatives (e)	(0.10)	(0.02)
Other (j)	0.02	(0.02)
Tax benefit of stock option exercises (g)	0.00	0.00
Tax effect of total adjustments (h)	0.00	(0.01)
Adjusted Diluted EPS	$0.33	$0.48

Weighted average diluted shares outstanding	94,904	96,025
Note: Some of the totals in the table above do not foot due to rounding differences

Reconciliation of Adjusted SG&A and Adjusted SG&A Percent of Net Revenue to SG&A
	Three Months Ended
In thousands	April 2, 2022	April 3, 2021
SG&A	$228,554	$223,593
Stock compensation expense (a)	3,734	2,988
Other (i)	1,705	400
Adjusted SG&A	$223,115	$220,205

SG&A Percent of Net Revenue	43.3%	41.9%
Adjusted SG&A Percent of Net Revenue	42.3%	41.2%
Note: Percentages reflect line item as a percentage of net revenue

(a)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.
(b)Reflects write-off of property, equipment and lease-related assets on closed or underperforming stores.
(c)Amortization of the increase in carrying values of finite-lived intangible assets resulting from the application of purchase accounting following the acquisition of the Company by affiliates of KKR & Co. Inc.
(d)Amortization of deferred financing costs and other non-cash charges related to our long-term debt. We adjust for amortization of deferred financing costs related to the 2025 Notes only when adjustment for these costs is not required in the calculation of diluted earnings per share under U.S. GAAP.
(e)Reflects losses (gains) recognized in interest expense (income), net on change in fair value of de-designated hedges.
(f)Other adjustments include amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted Operating Income, Adjusted Diluted EPS and Adjusted EBITDA), which are primarily related to excess payroll taxes on stock option exercises, executive severance and relocation and other expenses and adjustments, including losses on other investments of $0.3 million for the three months ended April 2, 2022.
(g)Tax benefit associated with accounting guidance requiring excess tax benefits related to stock option exercises to be recorded in earnings as discrete items in the reporting period in which they occur.
(h)Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates.
(i)Reflects other expenses in (f) above, except for losses on other investments of $0.3 million for the three months ended April 2, 2022.
(j)Reflects other expenses in (f) above, including the impact of stranded tax effect of $2.1 million for the three months ended April 3, 2021 associated with our interest rate swaps that matured in 2021.

Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth
	Comparable store sales growth (a)
	Three Months Ended April 2, 2022	Three Months Ended April 3, 2021	2022 Outlook
Owned & Host segment
America’s Best	(7.3)%	35.3%
Eyeglass World	(6.3)%	48.3%
Military	(4.1)%	19.4%
Fred Meyer	1.4%	17.0%
Legacy segment	(4.3)%	29.8%

Total comparable store sales growth	(4.9)%	18.2%	(6.5%) - (3.5%)
Adjusted Comparable Store Sales Growth (b)	(6.8)%	35.8%	(7%) - (4%)
(a)Total comparable store sales based on consolidated net revenue excluding the impact of (i) Corporate/Other segment net revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 10. “Segment Reporting” in our unaudited condensed consolidated financial statements included in Part I. Item 1. in our Quarterly Report on Form 10-Q, with the exception of the Legacy segment, which is adjusted as noted in clause (b) (ii) below.
(b)There are two differences between total comparable store sales growth based on consolidated net revenue and Adjusted Comparable Store Sales Growth: (i) Adjusted Comparable Store Sales Growth includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in the following changes from total comparable store sales growth based on consolidated net revenue: a decrease of 1.8% and an increase of 13.8% for the three months ended April 2, 2022 and April 3, 2021, respectively; and (ii) Adjusted Comparable Store Sales Growth includes retail sales to the Legacy partner’s customers (rather than the revenues recognized consistent with the management & services agreement with the Legacy partner), resulting in the following changes from total comparable store sales growth based on consolidated net revenue: a decrease of 0.1% and an increase of 3.8% for the three months ended April 2, 2022 and April 3, 2021, respectively; (iii) with respect to the Company’s 2022 Outlook, Adjusted Comparable Store Sales Growth includes an estimated 0.5% impact for the effect of deferred and unearned income as if such revenues were earned at the point of sale and retail sales to the Legacy partner’s customers (rather than the revenues recognized consistent with the management & services agreement).

Investors:

National Vision Holdings, Inc.
David Mann, CFA, Vice President of Investor Relations
(470) 448-2448
investor.relations@nationalvision.com

Media:

National Vision Holdings, Inc.
Racheal Peters, Manager of External Communications
(470) 448-2303
media@nationalvision.com